As filed with the United States Securities and Exchange Commission on October 10, 2014

Registration Nos. 333-24977

333-57625

333-87008

333-87010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-24977)

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-57625)

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-87008)

Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-87010)

UNDER THE SECURITIES ACT OF 1933

OIL-DRI CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Delaware	36-2048898
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 North Michigan Avenue, Suite 400

Chicago, Illinois 60611-4213

(Address of registrant’s principal executive office)

OIL-DRI CORPORATION OF AMERICA 1995 LONG-TERM INCENTIVE PLAN

OIL-DRI CORPORATION OF AMERICA OUTSIDE DIRECTOR STOCK PLAN

(Full title of the plans)

Douglas A. Graham

Vice President and General Counsel

410 North Michigan Avenue, Suite 400

Chicago, Illinois 60611-4213

(312) 321-1515

(Name, address, including zip code and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Explanatory Note

Oil-Dri Corporation of America (the “Registrant”) has terminated any and all offerings of its securities pursuant to the registration statements on Form S-8 (Registration Nos. 333-24977, 333-57625, 333-87008 and 333-87010) (collectively, the “Registration Statements”), and is hereby filing this Post-Effective Amendment No. 1 to each Registration Statement to terminate the effectiveness of each such Registration Statement and, in accordance with an undertaking in each Registration Statement, to remove from registration any and all securities registered which remain unsold under the Registration Statements.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned on this 10th day of October, 2014.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chairman of the Board of Directors	October 10, 2014
Richard M. Jaffee

/s/ Daniel S. Jaffee	President and Chief Executive Officer, Director	October 10, 2014
Daniel S. Jaffee	(Principal Executive Officer)

/s/ Daniel T. Smith	Vice President, Chief Financial Officer	October 10, 2014
Daniel T. Smith	(Principal Financial Officer)

/s/ Paula J. Krystopolski	Corporate Controller (Controller)	October 10, 2014
Paula J. Krystopolski

*	Director	October 10, 2014
J. Steven Cole

*	Vice Chairman of the Board of Directors	October 10, 2014
Joseph C. Miller

*	Director	October 10, 2014
Allan H. Selig

* Pursuant to Power of Attorney

/s/ Daniel S. Jaffee
Attorney-in-fact